Exhibit 10.2
May 6, 2010

Mr. Thomas C. Shull
28 Leeward Lane
Riverside, CT  06878

Dear Tom:

I want to thank you for your years of service to Zale and its shareholders.  This letter confirms the details associated with your resignation from Zale’s Board of Directors:

1.           Your resignation will be effective as of the close of business on the day immediately preceding the closing of the transaction with Golden Gate Capital;

2.           You will be paid your annual retainer fee on a pro rata basis through the effective date of your resignation, and you will be reimbursed for any unpaid expenses that you have incurred during your service as a director in accordance with the Company’s standard guidelines.  Such amounts will be wired to you on May 6, 2010;

3.           The annual retainer and equity awards that you previously elected to defer will continue to be deferred until six months after the effective date of your resignation, consistent with the current deferral program.  These amounts and awards will be forwarded to you promptly on the expiration of the deferral period;

4.           All of your outstanding equity awards, as detailed in the attached schedule, if not already vested, will vest in full upon the effective date of your resignation and, upon exercise or the expiration of the deferral period, we will promptly deliver any applicable certificates to you or arrange for the Company’s transfer agent to deliver such certificates to you;

5.           You will have until the earlier of (a) ninety days following the next annual meeting of stockholders, or (b) February 15, 2011, to exercise any outstanding equity awards.

If the foregoing accurately summarizes our discussions, please sign in the space below and return a copy of this letter to me.

Sincerely,

John B. Lowe, Jr.
Chairman of the Board
Agreed to:

__________________________

May 6, 2010

Dr. David M. Szymanski
5017 Augusta Circle
College Station, TX  77845

Dr. David:

I want to thank you for your years of service to Zale and its shareholders.  This letter confirms the details associated with your resignation from Zale’s Board of Directors:

1.           Your resignation will be effective as of the close of business on the day immediately preceding the closing of the transaction with Golden Gate Capital;

2.           You will be paid your annual retainer and committee chairman fees on a pro rata basis through the effective date of your resignation, and you will be reimbursed for any unpaid expenses that you have incurred during your service as a director in accordance with the Company’s standard guidelines.  Such amounts will be wired to you on May 6, 2010;

3.           The annual retainer and equity awards that you previously elected to defer will continue to be deferred until six months after the effective date of your resignation, consistent with the current deferral program.  These amounts and awards will be forwarded to you promptly on the expiration of the deferral period;

4.           All of your outstanding equity awards, as detailed in the attached schedule, if not already vested, will vest in full upon the effective date of your resignation and, upon exercise or the expiration of the deferral period, we will promptly deliver any applicable certificates to you or arrange for the Company’s transfer agent to deliver such certificates to you;

5.           You will have until the earlier of (a) ninety days following the next annual meeting of stockholders, or (b) February 15, 2011, to exercise any outstanding equity awards.

If the foregoing accurately summarizes our discussions, please sign in the space below and return a copy of this letter to me.

Sincerely,

John B. Lowe, Jr.
Chairman of the Board
Agreed to:

__________________________